Exhibit 8.1

[LETTERHEAD OF PERKINS COIE LLP]

June 28, 2007

Esterline Technologies Corporation

500 108th Avenue NE

Bellevue WA 98004

Ladies and Gentlemen:

We have acted as counsel to Esterline Technologies Corporation, a Delaware corporation (the “Company”), and the additional registrants (the “Subsidiary Guarantors”) as listed in the Registration Statement (as defined below), in connection with the offer to exchange up to $175,000,000 in aggregate principal amount of the Company’s 6.625% senior notes due 2017 (the “Exchange Notes”) and the related guarantees (the “Exchange Guarantees”) of the Exchange Notes by the Subsidiary Guarantors (the “Exchange Offer”). The terms of the Exchange Notes and the Exchange Guarantees are described in a registration statement on Form S-4 of the Company (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).

You have requested our opinion regarding certain United States federal income tax consequences of the Exchange Offer. In rendering our opinion, we have examined the Registration Statement and such other records, documents, certificates or other instruments as we have deemed necessary or appropriate for purposes of our opinion. In our examination, we have assumed without independent investigation or inquiry (i) the transactions relating to the Exchange Offer, including the issuance of the Exchange Notes and Exchange Guarantees, described in the Registration Statement will be consummated in accordance with the terms thereof and the documents and forms of documents described therein; (ii) the accuracy as of the date hereof and at all relevant times hereafter of representations, statements, certifications and other documentation of or from public officials and of or from officers and representatives of all persons whom we have deemed appropriate, including those made by the Company to us; (iii) any such representations, statements, certifications or other documentation made “to the knowledge of,” or based on the belief of such persons, or similarly qualified are true, correct and complete without such qualification; and (iv) the authenticity of the original documents submitted to us and the conformity to the originals of documents submitted to us as copies, the genuineness of all signatures on and the legal capacity of all signatories to execute documents, and the due and valid execution and delivery of all such documents.

Based upon the foregoing and subject to the limitations, qualifications, assumptions and caveats set forth herein and in the Registration Statement, we are of the opinion that the statements made in the discussion set forth in the Registration Statement under

Esterline Technologies Corporation

June 28, 2007

the heading “Certain United States Federal Income Tax Considerations,” insofar as they purport to constitute summaries of matters of United States federal income tax law and legal conclusions with respect thereto, constitutes accurate summaries of the matters discussed therein in all material respects.

Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated or proposed thereunder, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change, possibly with retroactive effect. No assurance can be given that future legislative, judicial or administrative changes, will not adversely affect the accuracy of our opinion. Further, our opinion is not binding on the Internal Revenue Service or the courts, and there can be no assurance that Internal Revenue Service will not assert contrary positions. This opinion is rendered only as of the date hereof, and we undertake no responsibility to advise you of any changes in the facts stated or assumed herein, or of any new developments in the application or interpretation of the United States federal income tax laws. We express no opinion concerning any matters except as expressly stated herein.

We hereby consent to the filing of our opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/S/ PERKINS COIE LLP